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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 18, 1999, except for the fifth paragraph of Note 1, as to which the date is April 14, 2000, in the Registration Statement (Form S-2) and related Prospectus of Radiance Medical Systems, Inc. for the Registration of 3,278,150 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
August 22, 2000